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                                  EXHIBIT 11.1

EXHIBIT (11.1)
COMPUTATION OF EARNINGS PER SHARE ASSUMING FULL DILUTION
(Dollars in thousands, except per share amounts)


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                                                                                                Year Ended June 30,
                                                                        ------------------------------------------------------------
                                                                                1997                   1996                    1995
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
DATA AS TO EARNINGS:
Income (loss)                                                                  4,876                 (5,001)                 (1,618)
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DATA AS TO NUMBER OF COMMON SHARES:
Average number of common shares and
  common share equivalents (Exhibit 11)                                   15,135,597             15,039,391              15,013,125
Additional shares assuming full dilution                                   1,649,667              6,570,078               5,005,490
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Average number of common shares assuming
 full dilution                                                            16,785,264             21,609,469              20,018,615
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EARNINGS PER COMMON SHARE ASSUMING
  FULL DILUTION (ALL YEARS - ANTIDILUTIVE):
Net income (loss)                                                        $      0.29            $     (0.23)            $      0.08
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